UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported) April 19, 2011

AMCON DISTRIBUTING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-15589	47-0702918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7405 Irvington Road, Omaha NE 68122
(Address of principal executive offices) (Zip Code)

402-331-3727
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 18, 2011, AMCON Distributing Company ("AMCON or "Company") executed a Second Amended and Restated Revolving Line of Credit Agreement with Bank of America, N.A.  This new credit agreement replaces the Company’s existing credit facility with Bank of America, which was scheduled to mature in January 2012. The new credit agreement provides for the following terms and conditions:

  An April 2014 maturity date for the credit facility.
  A $55.0 million revolving credit limit for the credit facility.
  A loan accordion provision, which would allow the Company to increase the size of the credit facility by up to $25.0 million.
  The new agreement provides for the availability of an additional $5.0 million of credit advances for use in making certain inventory purchases.
  The credit facility bears interest at either the bank’s prime rate or at LIBOR plus 175 basis points, at the election of the Company.
  The lending limits of the credit facility are subject to specified accounts receivable and inventory limitations.
  The credit facility is subject to an unused commitment fee payable by the Company equal to one-quarter of one percent (1/4%) per annum on the difference between the maximum loan limit and average monthly borrowings.
  The credit facility is secured by collateral including all of the Company’s equipment, intangibles, inventories, and accounts receivable.
  The new agreement prohibits the Company's payment of dividends on its common stock in excess of $1.00 per share on an annual basis.
  The new agreement contains a financial covenant requiring the Company to maintain a fixed charge coverage ratio of at least 1.0 to 1.0, measured only if excess credit facility availability falls below $5.5 million.
  The new agreement contains an evergreen renewal clause, which provides for the automatic renewal of the term of the credit facility for additional one year periods unless either the borrower or lender provides written notice terminating the agreement at least 90 days prior to the end of the original term of the agreement or the end of any renewal term.
  The new agreement provides for a prepayment penalty equal to one-half of one percent (½%) if the Company prepays the entire credit facility or terminates it in the first year of the agreement, and one-quarter of one percent (¼%) if the Company prepays the entire credit facility or terminates it in the second year of the agreement. The prepayment penalty is calculated based on the maximum loan amount.

The Company made certain representations and warranties in the new agreement that are customary for credit agreements of this type.  The new agreement also contains affirmative and negative covenants that are customary for credit agreements of this type.

The forgoing is a summary of the material terms of new agreement, and does not purport to be a complete discussion thereof.  Accordingly, the foregoing is qualified in its entirety by deference to the full text of the new agreement, which will be filed as an exhibit to the Company's report on Form 10-Q for the quarter ending March 31, 2011.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 19, 2011, the Company issued a press release announcing financial results for its second fiscal quarter ended March 31, 2011. A copy of the press release is attached to this report as an exhibit and is incorporated herein by reference.

The information in this report (including the exhibit) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information set forth in this report (including the exhibit) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As described in "Item 1.01. Entry into a Material Definitive Agreement" of this report, on April 18, 2011 the Company executed a Second Amended and Restated Revolving Line of Credit Agreement with Bank of America, N.A. This new credit agreement replaces the Company’s existing credit facility with Bank of America, which was scheduled to mature in January 2012.

The information set forth under "Item 1.01. Entry into a Material Definitive Agreement" in this report is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
EXHIBIT NO.	DESCRIPTION

99.1	Press release, dated April 19, 2011, issued by AMCON Distributing Company announcing financial results for its second fiscal quarter ended March 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCON DISTRIBUTING COMPANY
(Registrant)

Date:	April 19, 2011	/s/ Andrew C. Plummer

		Name:	Andrew C. Plummer
		Title:	Vice President & Chief Financial Officer

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